Exhibit 99.1

CoStar Group Successfully Launches Monetization of Homes.com in First Quarter 2024, with $39 Million of Net New Bookings Accelerating Overall Net New Bookings to a Record $86 Million

WASHINGTON – April 23, 2024 - CoStar Group, Inc. (NASDAQ: CSGP), a leading provider of online real estate marketplaces, information and analytics in the property markets, announced today that revenue for the quarter ended March 31, 2024 was $656 million, up 12% over revenue of $584 million for the quarter ended March 31, 2023. Net income was $7 million in the first quarter and net income per diluted share was $0.02 for the first quarter of 2024.

“CoStar Group delivered exceptional revenue, sales and marketplace traffic results in the first quarter of 2024, fueled by the launch of our monetization of Homes.com on February 12th of this year,” said Andy Florance, Founder and CEO of CoStar Group. “With less than two months of selling in the first quarter, Homes.com membership subscriptions reached nearly $40 million in net new bookings. This is by far the strongest sales launch of any product in the company’s history, and we are raising our sales and revenue forecast for Homes.com for the full year 2024. Sales of Homes.com memberships were supported by strong Residential Network1 traffic which reached a record 156 million monthly unique visitors in March, according to Google Analytics. We believe that Homes.com is now one of two most heavily trafficked residential marketplace portals in the U.S. Our aggressive marketing campaign successfully catapulted our unaided awareness from 4% in the fourth quarter of 2023 to 24% by the end of March 2024” said Florance.

“I’m thrilled to report that our sales team delivered our highest ever quarterly net new bookings of $86 million in the first quarter of 2024,” continued Florance. “Overall revenue grew 12% year-over-year, with Apartments.com delivering over 20% revenue growth for the fifth consecutive quarter, and CoStar growing revenue 11% in the first quarter. Both Apartments.com and CoStar crossed $250 million of revenue in the first quarter to become our first and second businesses to reach $1 billion in annualized run rate revenue.”

[1]	Our Residential Network consists of the Homes.com Network (not including OnTheMarket), the Apartments.com Network and the Land Network.

Year 2023-2024 Quarterly Results - Unaudited

(in millions, except per share data)

	2023				2024
	Q1	Q2	Q3	Q4	Q1
Revenues	$584	$606	$625	$640	$656
Net income	87	101	91	96	7
Net income per share - diluted	0.21	0.25	0.22	0.24	0.02
Weighted average outstanding shares - diluted	406	407	407	408	407
EBITDA	98	105	89	98	(13)
Adjusted EBITDA	123	127	112	130	12
Non-GAAP net income	118	127	120	133	42
Non-GAAP net income per share - diluted	0.29	0.31	0.30	0.33	0.10

2024 Outlook

“We are off to a strong start in the first quarter of 2024 and are raising our full year revenue and adjusted EBITDA guidance,” said Scott Wheeler, CFO of CoStar Group. The Company now expects revenue in the range of $2.76 billion to $2.77 billion for the full year of 2024 representing revenue growth of approximately 13% year-over-year at the midpoint of the range. The Company expects revenue for the second quarter of 2024 in the range of $674 million to $679 million, representing revenue growth of approximately 12% year-over-year at the midpoint of the range.

“We now expect adjusted EBITDA for the full year of 2024 in the range of $185 million to $205 million, an increase of $15 million at the midpoint of the range from our previous guidance. For the second quarter of 2024, we expect adjusted EBITDA in the range of $5 million to $10 million.”

The Company expects full year 2024 non-GAAP net income per diluted share in a range of $0.58 to $0.62 based on 409 million shares. For the second quarter of 2024, the Company expects non-GAAP net income per diluted share in a range of $0.09 to $0.10 based on 409 million shares. These ranges include an estimated non-GAAP tax rate of 26% for the full year and the second quarter of 2024.

The preceding forward-looking statements reflect CoStar Group’s expectations as of April 23, 2024, including forward-looking non-GAAP financial measures on a consolidated basis, based on current estimates, expectations, observations, and trends. Given the risk factors, rapidly evolving economic environment, and uncertainties and assumptions discussed in this release and in our quarterly reports on Form 10-Q and annual reports on Form 10-K, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliations of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share to the most directly comparable GAAP measures are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest income or expense, net and other income or expense, net; loss on debt extinguishment; income taxes and depreciation and amortization expense.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, and settlements and impairments incurred outside the Company’s ordinary course of business. Adjusted EBITDA margin represents adjusted EBITDA divided by revenues for the period.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, settlement and impairment costs incurred outside the Company’s ordinary course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2024, the Company is assuming a 26% tax rate in order to approximate its statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Operating Metrics

Net new bookings is calculated based on the annualized amount of change in the Company’s sales bookings resulting from new subscription-based contracts, changes to existing subscription-based contracts and cancellations of subscription-based contracts for the period reported. Information regarding net new bookings is not comparable to, nor should it be substituted for, an analysis of the Company’s revenues over time.

Earnings Conference Call

Management will conduct a conference call to discuss the first quarter 2024 results and the Company’s outlook at 5:00 PM ET on Tuesday, April 23, 2024. A live audio webcast of the conference will be available in listen-only mode through the Investors section of the CoStar Group website: https://investors.costargroup.com. A replay of the webcast audio will also be available in the Investors section of our website for a period of time following the call.

CoStar Group, Inc.

Condensed Consolidated Statements of Operations - Unaudited

(in millions, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenues	$656.4	$584.4
Cost of revenues	141.2	119.2

Gross profit	515.2	465.2
Operating expenses:
Selling and marketing (excluding customer base amortization)	366.1	226.3
Software development	82.4	66.6
General and administrative	98.5	89.5
Customer base amortization	11.0	10.6

	558.0	393.0

(Loss) income from operations	(42.8)	72.2
Interest income, net	56.2	43.5
Other (expense) income, net	(1.9)	0.6

Income before income taxes	11.5	116.3
Income tax expense	4.8	29.2

Net income	$6.7	$87.1

Net income per share - basic	$0.02	$0.22

Net income per share - diluted	$0.02	$0.21

Weighted-average outstanding shares - basic	405.6	404.5
Weighted-average outstanding shares - diluted	407.3	406.2

CoStar Group, Inc.

Reconciliation of Non-GAAP Financial Measures - Unaudited

(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	Three Months Ended March 31,
	2024	2023
Net income	$6.7	$87.1
Income tax expense	4.8	29.2

Income before income taxes	11.5	116.3
Amortization of acquired intangible assets	19.8	17.7
Stock-based compensation expense	22.8	20.0
Acquisition and integration related costs	2.3	1.7
Restructuring and related costs	—	3.4
Settlements and impairments	—	(0.1)

Non-GAAP income before income taxes	56.4	159.0

Assumed rate for income tax expense(1)	26.0%	26.0%
Assumed provision for income tax expense	(14.7)	(41.3)

Non-GAAP net income	$41.7	$117.7

Net income per share - diluted	$0.02	$0.21

Non-GAAP net income per share - diluted	$0.10	$0.29

Weighted average outstanding shares - basic	405.6	404.5
Weighted average outstanding shares - diluted	407.3	406.2

(1)	The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2024	2023
Net income	$6.7	$87.1
Amortization of acquired intangible assets in cost of revenues	8.8	7.1
Amortization of acquired intangible assets in operating expenses	11.0	10.6
Depreciation and other amortization	10.3	7.9
Interest income, net	(56.2)	(43.5)
Other expense (income), net[1]	1.9	(0.6)
Income tax expense	4.8	29.2

EBITDA	$(12.7)	$97.8

Stock-based compensation expense	22.8	20.0
Acquisition and integration related costs	2.3	1.7
Restructuring and related costs	—	3.4
Settlements and impairments	—	(0.1)

Adjusted EBITDA	$12.4	$122.8

[1]	Includes $3.6 million of amortization and depreciation expense associated with lessor income

CoStar Group, Inc.

Condensed Consolidated Balance Sheets - Unaudited

(in millions)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$4,951.6	$5,215.9
Accounts receivable	218.7	213.2
Less: Allowance for credit losses	(21.3)	(23.2)

Accounts receivable, net	197.4	190.0
Prepaid expenses and other current assets	67.2	70.2

Total current assets	5,216.2	5,476.1
Deferred income taxes, net	4.3	4.3
Property and equipment, net	791.1	472.2
Lease right-of-use assets	74.8	79.8
Goodwill	2,383.7	2,386.2
Intangible assets, net	365.0	313.7
Deferred commission costs, net	179.0	167.7
Deposits and other assets	18.4	17.7
Income tax receivable	2.0	2.0

Total assets	$9,034.5	$8,919.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$113.6	$23.1
Accrued wages and commissions	90.7	117.8
Accrued expenses and other current liabilities	195.5	163.0
Income taxes payable	12.9	7.7
Lease liabilities	44.0	40.0
Deferred revenue	117.1	104.2

Total current liabilities	573.8	455.8
Long-term debt, net	990.8	990.5
Deferred income taxes, net	33.8	36.7
Income taxes payable	18.4	18.2
Lease and other long-term liabilities	75.1	79.9

Total liabilities	$1,691.9	$1,581.1

Total stockholders’ equity	7,342.6	7,338.6

Total liabilities and stockholders’ equity	$9,034.5	$8,919.7

CoStar Group, Inc.

Condensed Consolidated Statements of Cash Flows - Unaudited

(in millions)

	Three Months Ended March 31,
	2024	2023
Operating activities:
Net income	$6.7	$87.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33.3	25.6
Amortization of deferred commissions costs	27.2	21.9
Amortization of Senior Notes discount and issuance costs	0.6	0.6
Non-cash lease expense	8.3	6.8
Stock-based compensation expense	22.8	20.0
Deferred income taxes, net	(2.8)	(2.9)
Credit loss expense	7.9	4.7
Other operating activities, net	0.1	0.3
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(15.6)	(32.2)
Prepaid expenses and other current assets	2.2	(5.7)
Deferred commissions	(38.7)	(32.3)
Accounts payable and other liabilities	77.2	(13.7)
Lease liabilities	(8.1)	(10.0)
Income taxes payable, net	5.4	39.6
Deferred revenue	13.1	13.8
Other assets	—	(0.4)

Net cash provided by operating activities	139.6	123.2
Investing activities:
Purchases of property, equipment and other assets for new campuses	(376.7)	(15.7)
Purchases of property and equipment and other assets	(3.6)	(3.9)

Net cash used in investing activities	(380.3)	(19.6)
Financing activities:
Repurchase of restricted stock to satisfy tax withholding obligations	(26.0)	(21.6)
Proceeds from exercise of stock options and employee stock purchase plan	4.6	5.7
Other financing activities	(1.1)	—

Net cash used in financing activities	(22.5)	(15.9)
Effect of foreign currency exchange rates on cash and cash equivalents	(1.1)	—

Net (decrease) increase in cash and cash equivalents	(264.3)	87.7
Cash and cash equivalents at the beginning of period	5,215.9	4,968.0

Cash and cash equivalents at the end of period	$4,951.6	$5,055.7

CoStar Group, Inc.

Disaggregated Revenues - Unaudited

(in millions)

	Three Months Ended March 31,
	2024			2023
	North America	International	Total	North America	International	Total
CoStar	$235.7	$14.6	$250.3	$215.8	$9.2	$225.0
Information Services	27.4	5.6	33.0	32.1	9.5	41.6
Multifamily	254.8	—	254.8	210.7	—	210.7
LoopNet	66.4	2.7	69.1	61.2	2.1	63.3
Residential	8.4	10.2	18.6	13.2	—	13.2
Other Marketplaces	30.6	—	30.6	30.6	—	30.6

Total revenues	$623.3	$33.1	$656.4	$563.6	$20.8	$584.4

CoStar Group, Inc.

Results of Segments - Unaudited

(in millions)

	Three Months Ended March 31,
	2024	2023
EBITDA
North America	$3.2	$96.6
International	(15.9)	1.2

Total EBITDA	$(12.7)	$97.8

CoStar Group, Inc.

Reconciliation of Non-GAAP Financial Measures with Quarterly Results - Unaudited

(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2023				2024
	Q1	Q2	Q3	Q4	Q1
Net income	$87.1	$100.5	$90.6	$96.4	$6.7
Income tax expense	29.2	31.1	29.9	36.3	4.8

Income before income taxes	116.4	131.7	120.5	132.7	11.5
Amortization of acquired intangible assets	17.7	18.0	18.7	19.3	19.8
Stock-based compensation expense	20.0	21.8	21.9	21.2	22.8
Acquisition and integration related costs	1.7	(0.2)	0.8	10.7	2.3
Restructuring and related costs	3.4	(0.1)	0.5	0.2	—
Settlements and impairments	(0.1)	—	—	—	—
Other income, net	—	—	—	(3.8)	—

Non-GAAP income before income taxes(1)	159.1	171.2	162.4	180.3	56.4
Assumed rate for income tax expense (2)	26%	26%	26%	26%	26%
Assumed provision for income tax expense	(41.4)	(44.5)	(42.2)	(46.9)	(14.7)

Non-GAAP net income(1)	$117.7	$126.7	$120.2	$133.4	$41.7

Non-GAAP net income per share - diluted	$0.29	$0.31	$0.30	$0.33	$0.10

Weighted average outstanding shares - basic	404.5	405.4	405.6	405.8	405.6
Weighted average outstanding shares - diluted	406.2	406.8	407.2	407.5	407.3

(1)	Totals may not foot due to rounding.
(2)	The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2023				2024
	Q1	Q2	Q3	Q4	Q1
Net income	$87.1	$100.5	$90.6	$96.4	$6.7
Amortization of acquired intangible assets	17.7	18.0	18.7	19.3	19.8
Depreciation and other amortization	7.9	8.1	8.4	9.4	10.3
Interest income, net	(43.5)	(51.9)	(58.4)	(59.7)	(56.2)
Other (income) expense, net	(0.6)	(0.6)	(0.5)	(3.7)	1.9
Income tax expense	29.2	31.1	29.9	36.3	4.8

EBITDA(1)	$97.8	$105.2	$88.7	$98.0	$(12.7)

Stock-based compensation expense	20.0	21.8	21.9	21.2	22.8
Acquisition and integration related costs	1.7	(0.2)	0.8	10.7	2.3
Restructuring and related costs	3.4	(0.1)	0.5	0.2	—
Settlements and impairments	(0.1)	—	—	—	—

Adjusted EBITDA(1)	$122.9	$126.8	$111.9	$130.1	$12.4

(1)	Totals may not foot due to rounding.

CoStar Group, Inc.

Reconciliation of Forward-Looking Guidance - Unaudited

(in millions, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income

	Guidance Range For the Three Months Ending June 30, 2024		Guidance Range For the Year Ending December 31, 2024
	Low	High	Low	High
Net income	$1.0	$5.0	$97.0	$112.0
Income tax expense	3.0	4.0	52.0	57.0

Income before income taxes	4.0	9.0	149.0	169.0
Amortization of acquired intangible assets	17.0	17.0	71.0	71.0
Stock-based compensation expense	25.0	25.0	98.0	98.0
Acquisition and integration related costs	2.0	2.0	4.0	4.0

Non-GAAP income before income taxes	48.0	53.0	322.0	342.0
Assumed rate for income tax expense(1)	26%	26%	26%	26%
Assumed provision for income tax expense	(12.5)	(13.8)	(83.7)	(88.9)

Non-GAAP net income	35.5	39.2	238.3	253.1

Net income per share - diluted	$—	$0.01	$0.24	$0.27

Non-GAAP net income per share - diluted	$0.09	$0.10	$0.58	$0.62

Weighted average outstanding shares - diluted	409.0	409.0	408.8	408.8

(1)	The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range For the Three Months Ending June 30, 2024		Guidance Range For the Year Ending December 31, 2024
	Low	High	Low	High
Net income	$1.0	$5.0	$97.0	$112.0
Amortization of acquired intangible assets	17.0	17.0	71.0	71.0
Depreciation and other amortization	14.0	14.0	54.0	54.0
Interest income, net	(51.0)	(51.0)	(198.0)	(198.0)
Other (income) expense, net	(6.0)	(6.0)	7.0	7.0
Income tax expense	3.0	4.0	52.0	57.0
Stock-based compensation expense	25.0	25.0	98.0	98.0
Acquisition and integration related costs	2.0	2.0	4.0	4.0

Adjusted EBITDA	$5.0	$10.0	$185.0	$205.0

Investor Relations:

Cyndi Eakin

Senior Vice President

CoStar Group Investor Relations

(202) 346-6784

ceakin@costar.com

News Media:

Matthew Blocher

Vice President

CoStar Group Corporate Marketing & Communications

(202) 346-6775

mblocher@costar.com

About CoStar Group

CoStar Group (NASDAQ: CSGP) is a leading provider of online real estate marketplaces, information, and analytics in the property markets. Founded in 1987, CoStar Group conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of real estate information. CoStar is the global leader in commercial real estate information, analytics, and news, enabling clients to analyze, interpret and gain unmatched insight on property values, market conditions and availabilities. Apartments.com is the leading online marketplace for renters seeking great apartment homes, providing property managers and owners a proven platform for marketing their properties. LoopNet is the most heavily trafficked online commercial real estate marketplace with over twelve million monthly global unique visitors. STR provides premium data benchmarking, analytics, and marketplace insights for the global hospitality industry. Ten-X offers a leading platform for conducting commercial real estate online auctions and negotiated bids. Homes.com is the fastest growing online residential marketplace that connects agents, buyers, and sellers. OnTheMarket is a leading residential property portal in the United Kingdom. BureauxLocaux is one of the largest specialized property portals for buying and leasing commercial real estate in France. Business Immo is France’s leading commercial real estate news service. Thomas Daily is Germany’s largest online data pool in the real estate industry. Belbex is the premier source of commercial space available to let and for sale in Spain. CoStar Group’s websites attracted over 160 million unique monthly visitors in September 2023. Headquartered in Washington, DC, CoStar Group maintains offices throughout the U.S., Europe, Canada, and Asia. From time to time, we plan to utilize our corporate website, CoStarGroup.com, as a channel of distribution for material company information. For more information, visit CoStarGroup.com.

This news release and the Company’s earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group’s plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: risks associated with the ability to consummate the proposed transaction with Matterport, Inc. (“Matterport”) and the timing of the closing of the proposed transaction; the ability to successfully integrate operations and employees; the ability to realize anticipated benefits and synergies of the proposed mergers as rapidly or to the extent anticipated by financial analysts or investors; the potential impact of announcement of the proposed mergers or consummation of the proposed Matterport transaction on business relationships, including with employees, customers, suppliers and competitors; unfavorable outcomes of any legal proceedings that have been or may be instituted against CoStar or Matterport; the ability to retain key personnel; costs, fees, expenses and charges related to the proposed Matterport transaction; the risk that the trends stated or implied by this release or in the earnings conference call cannot or will not be sustained at the current pace or may increase or decrease, including trends and expectations related to revenue, revenue growth, net income, non-GAAP net income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, sales, net new bookings, site traffic and visitors, leads, and renewal rates; the risk that the Company is unable to sustain current Company-wide or Homes.com net new bookings; the risk that revenues for the second quarter and full year 2024 will not be as stated in this press release; the risk that net income for the second quarter and full year 2024 will not be as stated in this press release; the risk that EBITDA for the second quarter and full year 2024 will not be as stated in this press release; the risk that adjusted EBITDA for the second quarter and full year 2024 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the second quarter and full year 2024 will not be as stated in this press release; the risk that we may not successfully integrate acquired businesses or assets and may not achieve anticipated benefits of an acquisition, including expected synergies; the risk that the tax rate estimates stated in this press release may change and the risk that we may experience declines in our revenues, revenue growth rates and profitability due to the impact of economic conditions on the real estate industry and our core customer base. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar Group’s filings from time to time with the Securities and Exchange Commission (the “SEC”), including in CoStar Group’s Annual Report on Form 10-K for the year ended December 31, 2023, which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar Group’s other filings with the SEC (including Current Reports on Form 8-K) available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar Group on the date hereof, and CoStar Group assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.